UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2015

______________

PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002
(Address of Principal Executive Office) (Zip Code)

(713) 227-0480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 4, 2015, Propell Technologies Group, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with John Huemoeller II, that superseded the Company’s prior Employment Agreement with Mr. Huemoeller that was previously entered into on December 5, 2014 (the “Prior Agreement”).

Under the Employment Agreement, which has a stated term of three (3) years, for his continued service as the Chief Executive Officer and President of the Company, Mr. Huemoeller will continue to receive the same annual base salary of $180,000 provided for under the Prior Agreement and will be entitled to bonuses at the discretion of the Company based on performance. The new Employment Agreement restated a previous grant to Mr. Huemoeller of 10,000,000 shares of the Company’s restricted stock, which vest on the following schedule: 1,250,000 shares vested on January 1, 2015 and thereafter 1,250,000 shares will vest on each quarter anniversary, commencing April 1, 2015 for seven (7) quarters. The Employment Agreement also provides that Mr. Huemeoller will receive a restricted stock grant of 750,000 shares of stock on an annual basis commencing January 1, 2016, which will vest upon issuance. In the event of a Change of Control (as defined in the Employment Agreement), termination without Cause (as defined in the Employment Agreement), termination due to disability (as defined in the Employment Agreement), death or termination by Mr. Huemeoller for Good Reason (as defined in the Employment Agreement), Mr. Huemoeller will receive: (i) a severance payment equal to two (2) months base salary together with payment of medical insurance or COBRA payments for two (2) months after termination; and (ii) all restricted stock grants that have been issued to Mr. Huemoeller will immediately vest. If Mr. Huemoeller terminates his employment at any time prior to January 1, 2016 Without Good Reason (as defined in the Employment Agreement) or is terminated for Cause (as defined in the Employment Agreement) then 5,000,000 of any restricted stock grants will immediately vest. The Employment Agreement also includes customary confidentiality obligations and inventions assignments by Mr. Huemoeller.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by the copy of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 .

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and issuance of the shares of restricted stock issued to Mr. Huemoeller were not registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act, based on the Company’s belief that the offer and sale of the shares has not and will not involve a public offering as the recipient of the shares is an “accredited investor” as defined under Section 501 promulgated under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2015, the Company entered into the Employment Agreement with John Huemoeller II that superseded the previous employment agreement that was entered into between the Company and Mr. Huemoeller on December 5, 2014. See Item 1.01 for a description of the terms of the new Employment Agreement with Mr. Huemoeller.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name of Exhibit

10.1	Amended and Restated Employment Agreement, dated February 4, 2015 by and between John Huemoeller and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2015	PROPELL TECHNOLOGIES GROUP, INC.

	By:	/s/ John W. Huemoeller
	Name:	John W. Huemoeller
	Title:	Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated February 4, 2015 by and between John Huemoeller and the Company.